Exhibit 10.19

MGP INGREDIENTS, INC.
STOCK INCENTIVE PLAN OF 2004, as amended

MGP INGREDIENTS, INC.
STOCK INCENTIVE PLAN OF 2004

1.                                      PURPOSES.

The purpose of this Stock Incentive Plan of 2004 (the “Plan”) is to aid MGP Ingredients, Inc., a Kansas corporation (the “Company”), in attracting, retaining, motivating and rewarding employees who provide substantial services to the Company or its Subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.

2.                                      DEFINITIONS.

Unless otherwise required by the context, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

Award Agreement:  Any written agreement, contract, or other instrument or document evidencing any Stock Incentive, which may, but need not, be executed or acknowledged by a Participant.

Board of Directors or Board:  The Board of Directors of the Company.

Change in Control:  A Change in Control shall mean:

(i)  The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries, trustees of the Cray Family Trust, or any person who acquires Common or Preferred Stock from Cloud L. Cray, Jr. or from any trust controlled by or for the benefit of Cloud L. Cray, Jr. prior to or as a result of his death) of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of at least 30% of the then outstanding shares of Common Stock and 50% of the then outstanding shares of Preferred Stock or 30% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)  Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(iii)  Approval by the stockholders of the Company of a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own collectively as a group more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

If any of the events enumerated in clauses (i) through (iii) occur, the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

Code:  The Internal Revenue Code of 1986 as now or hereafter amended.  References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

Committee:  The Human Resources and Compensation Committee of the Board of Directors of the Company or any other committee the Board may subsequently appoint to administer the Plan pursuant to Section 13 hereof, each member of which shall be a Qualified Member.  No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to be a Qualified Member.

Common Stock:  The Common Stock of the Company, no par value, or such other class of shares or other securities as may be subject to the Plan as the result of an adjustment made pursuant to the provisions of Section 10.

Company:  MGP Ingredients, Inc., a Kansas corporation.

Covered Employee:  An Eligible Person who is a Covered Employee as specified in Section 14(o).

Disability: The inability of a Participant to perform substantially such Participant’s duties and responsibilities due to a physical or mental condition that would entitle such Participant to benefits under the Company’s Long-Term Disability Plan in effect at the time or, if no such plan is in effect, such condition as would enable the Participant to receive an award for permanent and total disability from the Social Security Administration.

Eligible Person: A salaried, full-time employee of the Company or any Subsidiary, including any executive officer (whether or not also a director of the Company), and any such person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to a Stock Incentive until such person has commenced employment with the Company or a Subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or Subsidiary for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a Subsidiary has a substantial direct or indirect equity investment shall be deemed a Subsidiary, if so determined by the Committee.  Stock Incentives may be made to Eligible Persons whether or not they have received prior awards under the Plan or under any previously adopted plan, and whether or not they are participants in other benefit plans of the Company or any other Subsidiary.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Executive Officer:  At any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of the Company within the meaning of Exchange Act rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

Fair Market Value:  The fair market value of a share of Common Stock on the date as of which fair market value is to be determined shall be: (a) if the Common Stock is reported on the NASDAQ National Market System of the National Association of Securities Dealers, Inc., the last reported sales price of a share of Common Stock as reported by NASDAQ; or (b) if the Common Stock is listed on an established securities exchange or exchanges, the highest reported closing price of a share of Common Stock on such exchange or exchanges.  The fair market value of the Common Stock if not so reported or listed and the fair market value of any other property on the date as of which fair market value is to be determined shall mean the fair market value as determined by the Committee in its sole discretion.

Incentive Compensation:  Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or not, whether discretionary or required to be paid pursuant to an agreement, resolution, arrangement, plan or practice, and whether payable currently or on a deferred basis, in cash, Common Stock or other property.

Incentive Stock Option:  A stock option which satisfies the requirements of Section 422 of the Code.  None of the Options granted under the Plan is intended to be an Incentive Stock Option.

Mature Stock:  Previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

Non-Qualified Stock Option:  A right to purchase Common Stock from the Company that is granted under Section 6 of the Plan.

Option:  An option to purchase shares of Common Stock or, where the context so requires, the instrument which evidences such an option.

Participant:  Any Eligible Person selected by the Committee to receive a Stock Incentive under the Plan.

Performance Award: A conditional right, granted to a Participant under Section 8, to a Stock Award or other Stock Incentive, as determined by the Committee, based upon performance criteria specified by the Committee.

Plan:  The Stock Incentive Plan of 2004 herein set forth as the same may from time to time be amended.

Qualified Member:  A member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

Retirement: Retirement at or after the attainment of age 62.

Stock Appreciation Right:  A right to receive a number of shares of Common Stock, cash, or a combination of the two based on the increase in the Fair Market Value of shares of Common Stock subject to an Option, as set forth in Section 7 of the Plan.

Stock Award:  An issuance or transfer of shares of Common Stock at the time a Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to a Stock Incentive that is contingent, in whole or in part, upon the attainment of a specified objective or objectives.

Stock Incentive:  A stock incentive granted under the Plan in one of the forms authorized in Section 3.

Subsidiary:  A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

3.                                      GRANTS OF STOCK INCENTIVES.

(a)  Persons Eligible to Participate.  Subject to the provisions of the Plan, the Committee may at any time grant Stock Incentives under the Plan to, and only to, Eligible Persons.

(b)  Forms of Stock Incentives.  Stock Incentives may be granted in the following forms:

(i)  a Stock Award, in accordance with Section 5, or

(ii)  a Stock Option, in accordance with Section 6, or

(iii)  a Stock Appreciation Right, in accordance with Section 7, or

(iv)  a Performance Award in accordance with Section 8, or

(v)  a combination of any of the foregoing.

(c)  Award Agreements.  Each Stock Incentive shall be evidenced by a written Award Agreement in a form prescribed by the Committee that is consistent with this Plan, that shall be delivered to the Participant and that shall specify the terms and conditions of the Stock Incentive and any rules applicable thereto.  The Committee may impose on any Stock Incentive or the exercise thereof, at the date of grant or thereafter (subject to Section 15(a) ), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.  The Committee shall retain full power and discretion with respect to any term or condition of a Stock Incentive that is not mandatory under the Plan.  The Committee shall require the payment of lawful consideration for a Stock Incentive to the extent necessary to satisfy the requirements of the Kansas General Corporations Act, and may otherwise require payment of consideration for a Stock Incentive except as limited by the Plan.  Award

Agreements may be executed on behalf of the Company and the Plan by any Executive Officer of the Company or such other officer of the Company as the Committee shall designate.

(d)  Amendments of Award Agreements.  Subject to the terms of the Plan, the Committee may from time to time authorize the amendment of outstanding Award Agreements so long as such amendments are consistent with the Plan; provided, that any such amendment that would adversely affect the rights of any Participant or any holder or beneficiary of any Stock Incentive theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.  The Committee may not reprice (as defined in Section 15(a)) any Stock Option which has been awarded to a Participant without stockholder approval.

(e)  Timing of Payment under Stock Incentives; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or Subsidiary upon the exercise of an Option or other Stock Incentive or settlement of a Stock Incentive may be made in a single payment or transfer, in installments, or on a deferred basis.  Installment or deferred payments may be required by the Committee (subject to Section 15(a)) or permitted at the election of the Participant on terms and conditions established by the Committee.

4.                                      STOCK SUBJECT TO THE PLAN.

(a)  Number of Shares Available.                    Subject to the provisions of clause (b) of this Section 4 and Section 10, the number of shares of Common Stock that may be issued under the Plan for Stock Incentives during the term of the Plan is Two Million Six Hundred Eighty Thousand (2,680,000).

(b)  Share Counting Rules.  If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred or shall cease to be issuable or transferable under such Stock Incentive, or if, after issuance or transfer, any such shares shall be reacquired by the Company or Subsidiary because of a Participant’s failure to comply with or meet the terms and conditions of a Stock Incentive, such shares may again be made subject to Stock Incentives; and only the net additional shares issued upon the exercise or vesting of a Stock Incentive through the delivery or withholding of shares of Common Stock in payment of the exercise price or withholding taxes shall be counted against the number of shares which are authorized for issuance under this paragraph.  The limitation provided for in this paragraph shall also be increased by the number of shares subject to any substitute Stock Incentives granted under Section 14(k).  Notwithstanding the foregoing, shares shall be deemed to have been issued pursuant to a Stock Option or Stock Award and shall be charged against the limitation provided for in this paragraph, whether actually delivered, to the extent of the number of shares covered by that portion of the related Stock Option or Stock Award granted under the Plan which is settled by the exercise of a Stock Appreciation Right or by a cash payment under a Stock Award.  The foregoing notwithstanding, shares shall not become available under this Section 4(b) in an event that would constitute a “material amendment” of the Plan subject to stockholder approval under then applicable NASDAQ Marketplace Rules.  Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Stock Incentives may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Stock Incentives will not result in delivery and vesting of shares in excess of the number then available under the Plan.

(c)  Use of Treasury and Other Shares.  Subject to the requirements of applicable Kansas law, authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under the Plan or otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of the Plan; provided, however, that any shares acquired or held by the Company for the purposes of the Plan shall, unless and until transferred to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Company, available for any corporate purpose, irrespective of whether such shares are entered in a special account for purposes of the Plan.

(d)  Certain Limitations on Grants.  Notwithstanding any provision herein to the contrary, and subject to adjustment as provided in Section 10, to the extent necessary for an award to be qualified performance based compensation under Section 162(m) of the Code, the maximum aggregate number of shares of Common Stock issuable under any Stock Incentives awarded to any individual with respect to any fiscal year of the Company shall be 100,000 shares or equivalents thereof.  In addition, subject to other provisions of the Plan permitting the expiration of restrictions under certain circumstances, unless otherwise determined by the Committee the Stock Awards or Performance Awards granted under Section 5 or 8 will be subject to a vesting period of one year from the date of grant in the case of such Stock Incentives that are performance based and three years from the date of grant in the case of such Stock Incentives under Section 5 that are not performance based; provided, however, that such Stock Incentives may vest, in whole or in part, on an accelerated basis in the event of a Participant’s death, Disability, Retirement, or in the event of a Change in Control or other special circumstances, including involuntary termination without cause, in the sole discretion of the Committee.  In its discretion, the Committee may provide for vesting periods of longer or shorter duration that the one or three year periods referred to above. For purposes of this Section 4(d), (i) a period that precedes the grant of the Stock Incentive will be treated as part of the vesting or performance period if the participant has been notified a reasonable time after the commencement of the period that he or she has the opportunity to earn the Stock Incentive based on performance and/or continued service, and (ii) vesting over a vesting period may include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

5.                                      STOCK AWARDS.

Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

(a)  General.  A Stock Award shall be granted only (i) in payment of Incentive Compensation that has been earned, (ii) as Incentive Compensation to be earned, or (iii) a combination of (i) and (ii).

(b)  Valuation.  For the purposes of the Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Participant and whether or not such shares are subject to restrictions which affect their value.

(c)  Grant.  Shares of Common Stock subject to a Stock Award may be issued or transferred to a Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine.  With respect to a Stock Award providing for issuance or transfer of shares subsequent to the time it is granted, the Committee may provide for payment to the grantee of amounts equal to the cash dividends which would have been payable in respect of such shares (as adjusted under Section 10 of the Plan) if they had been issued or transferred at the time the Stock Award was granted.  Such payments may be made in cash, shares of Common Stock or a combination of cash and shares.  Such payments may be made at the time the shares are issued or transferred, or at the time or times the cash dividends would have been payable if the shares had been issued or transferred at the time the Stock Award was granted. A Stock Award may provide that if such payments are made at the time shares are issued or transferred, there also will be paid interest on any deferred dividend amounts, with respect to the number of shares of Common Stock subject to such award, if any.  Any amount payable in shares of Common Stock under the terms of the Stock Award may be paid in cash on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

(d)  Terms Relating to Transfer, Payment or Forfeiture.  A Stock Award may contain such other terms and conditions as the Committee may determine with respect to transfer, payment or forfeiture of all or any part of the Stock Award.

(e)  Other Terms.  A Stock Award may be subject to such other terms and conditions, including, without limitation, restrictions on sale or other disposition of the shares issued or transferred pursuant to the Stock Award, as the Committee may determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award.

6.                                      STOCK OPTIONS.

Stock Incentives granted under the Plan in the form of Stock Options shall be Non-Qualified Stock Options and shall be subject to the following provisions:

(a)  Grant.  Subject to the provisions of the Plan, including those contained in this Section 6, the Committee shall have the sole and complete authority to determine the Eligible Persons to whom Options shall be granted, the number of shares of Common Stock to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

(b)  Date of Grant.  The “Date of Grant” of an Option shall be the date the action of the Committee providing for the grant of the Option is taken, or such later date as the Committee may provide.  An amendment to the terms of an existing Option shall not constitute the grant of a new Option except to the extent that the amendment increases the number of shares subject to the Option other than as the result of an amendment effected pursuant to the adjustment provisions of the Plan.

(c)  Price.  The price at which shares of Common Stock may be purchased under an Option (the “Option Price”) shall be specified in the Option and shall be not less than 100% of the Fair Market Value of such stock on the Date of Grant of the Option.

(d)  Term.  An Option shall be exercisable only during a term (the “Term of the Option” or “Term”) commencing not sooner than six months and one day after the Date of Grant of the Option and ending (unless the Option shall have terminated earlier under other provisions of the Plan) on a date fixed by the Committee and stated in the Option, which date shall not be later than the tenth anniversary of the Date of Grant.  If an Option is granted for an original Term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its Term for a period ending not later than the tenth anniversary of the Date of Grant of the Option.

(e)  Installments.  An Option may provide that it shall be exercisable in full or in part at any time during the Term of the Option, or that it shall be exercisable in a specified series of installments.  Unless otherwise provided in the Option, installments or portions thereof not exercised in earlier periods shall be cumulative and shall be available for exercise in later periods.  The Committee may, by so providing in an Option, require any partial exercise thereof to be with respect to a specified minimum number of shares.

(f)  Exercise.  To the extent that the right to purchase shares has accrued under an Option, the Option may be exercised from time to time by the optionee or by a person or persons entitled to exercise the Option, by delivery to the Company of a written notice, in the manner and in such form as may be prescribed by the Committee, stating the number of shares with respect to which the Option is being exercised, and by making provision satisfactory to the Company for the payment in full of the Option price of the shares prior to or in connection with the delivery of certificates evidencing the shares. In this regard, no certificate representing Common Stock shall be delivered until (x) the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction), either in (A) cash (which includes certified bank or cashier’s checks or money orders), (B) Mature Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (C) by a combination of (A) and (B); and (y) full payment of any withholding taxes thereon required by the Company to be paid (or arrangements made for such payment to the Company’s satisfaction). Upon receipt of such notice and payment, the Company shall deliver to or upon the order of the optionee, or such other person entitled to exercise the Option, at the corporate headquarters of the Company, or at such place as shall be mutually acceptable, a certificate or certificates evidencing such shares.  An Option may not be exercised for fractional shares of Common Stock. The Committee may, in its discretion and at the request of the optionee, upon receipt in cash (as described above) of the exercise price and upon the provision of the amount of any taxes required to be withheld, issue shares directly to a brokerage firm selected by the optionee to whom the optionee has submitted an irrevocable notice of exercise in accordance with Regulation T of the Board of Directors of the Federal Revenue Board.

(g)  No Stockholder Rights Prior to Exercise.  No person shall have any rights of a stockholder by virtue of an Option except with respect to shares actually issued to him, and issuance of shares shall not confer retroactive rights to dividends.

7.                                      STOCK APPRECIATION RIGHTS.

(a)  Grant.  Stock Appreciation Rights may be granted in connection with any Option granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of the Option.  A grant of Stock Appreciation Rights shall either be included in the instrument evidencing the Option to which they relate or evidenced by a separate instrument meeting the requirements of Section 3 of the Plan.

(b)  Settlement.  A person entitled to exercise an Option in connection with which Stock Appreciation Rights shall have been granted shall be entitled, at such time or times and subject to such terms and conditions as may be stated in the granting instrument, to settle all or part of the Option by requesting the Company to pay, in cancellation of the part of the Option to be settled, consideration in an amount equal to the number of shares of

Common Stock subject to the canceled part of the Option times the amount by which the fair market value of one share on the exercise date exceeds the Option Price (the “Appreciation”).  The election shall be made in a written instrument, in form satisfactory to the Committee, delivered in the manner prescribed in Section 6 for the exercise of options.

(c)  Form of Consideration.  The form of the consideration to be paid for the Appreciation shall either be cash, shares of Common Stock having an aggregate market value on the exercise date equal to the Appreciation, or a combination of cash and shares.  Such form of consideration shall be specified either by the Committee or, subject to the approval of the Committee, by the person exercising the Stock Appreciation Right, provided that such form of consideration shall in no event include fractional shares of Common Stock.

(d)  Other Terms.  An Option in connection with which Stock Appreciation Rights are granted may prescribe or limit the period or periods of time during which the Stock Appreciation Rights may be exercised as provided in paragraph (b) of this Section 7, and may prescribe such additional terms and conditions applicable to the exercise of the Stock Appreciation Rights as may be determined by the Committee and as are consistent with the Plan.  In no event may Stock Appreciation Rights be exercised at a time when the Option in connection with which they were granted is not exercisable.

8.                                      PERFORMANCE AWARDS.

(a)  Performance Awards Generally.  The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 8.  Performance Awards may be denominated as a Stock Award or other Stock Incentive (or a combination) which may be earned or vest upon achievement or satisfaction of performance conditions specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

(b)  Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the Committee shall designate the Performance Award as an “Award to Covered Employee” and the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 8(b).

(i)  Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised, vest and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)  Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or other business units of the Company, shall he used by the Committee in establishing performance goals for such Performance Awards: (1) net sales; (2) income from operations; (3) income before taxes; (4) income before interest, taxes, depreciation, amortization, incentives, service fees and/or extraordinary or special items; (5) net income or net income per common share (basic or diluted); (6) return on assets, return on investment, return on capital, or return on equity; (7) cash flow from operations, free cash flow (cash flow from operations less capital expenditures) or cash flow return on invested capital; (8)  modified economic profit (a financial performance measure that calculates the profits that remain after considering an assumed cost of capital);  (9)   stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)  Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(c)  Settlement of Performance Awards; Other Terms.  Settlement of Performance Awards shall be in Stock Awards or other Stock Incentives, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award to Covered Employee subject to Section 8(b).

(d)  Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of any Award to Covered Employee intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Performance Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of such Award upon which settlement of the Award was conditioned have been satisfied.

9.                                      TERMINATION OR SUSPENSION OF EMPLOYMENT.

The following provisions shall apply in the event of the Participant’s termination of employment unless the Committee shall have provided otherwise, either at the time of the grant of the Stock Incentive or thereafter:

(a)  Stock Options and Stock Appreciation Rights.

(i)  Termination of Employment Other than Due to Death, Disability, Cause or Retirement.  If the Participant’s employment with the Company or its Subsidiaries is terminated for any reason other than death, Disability, cause due to misconduct or Retirement, the Participant’s right to exercise any Stock Option and related Stock Appreciation Right will terminate one year after the cessation of employment, unless the Option or Right terminates earlier by its terms or under other provisions of the Plan.  Until the Option or Right terminates, it may be exercised by the optionee, his estate or legal representatives for all or a portion of the shares as to which the right of purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in the Plan and the Option.  In no event shall an Option or Right be exercisable later than the date of expiration of the term of the Option or Right, and in no event shall an Option or Right be exercisable for any shares as to which the right of purchase had not accrued at the time of cessation of employment.  Employment for the purposes of this paragraph shall mean continuous full-time salaried employment.  Vacations, sick leaves and any approved absence on leave shall not constitute a termination of employment or an interruption of continuous full-time salaried employment.

(ii)  Disability or Retirement.  If the Participant’s employment with the Company or its Subsidiaries is terminated by Disability or Retirement, any Stock Option or Stock Appreciation Right held by such Participant shall terminate on the earlier of (i) the third anniversary of such termination of employment, or (ii) the date the Option or Right would have otherwise expired by its terms had it not been for such termination of employment.  Until the Option terminates, it may be exercised by the optionee, his estate or legal representatives, for all or a portion of the shares as to which the right of purchase had accrued as of the date of such exercise, subject to all applicable conditions and restrictions provided in the Plan and the Option or Right.  In no event shall such Option or Right be exercisable later than the date of expiration of the term of the Option or Right, and in no event shall such Option or Right be exercisable for any shares as to which the right of purchase had not accrued at the time of exercise.

(iii)  Death.  If the Participant’s employment with the Company or its Subsidiaries is terminated by death, and if any Stock Option or Stock Appreciation Right was in effect at the time of his death (whether or not its terms had then commenced), the Option or Right may, until the expiration of one year from the date of death of the Participant or until the earlier expiration of the term of the Option or Right, be exercised as and to the extent it could have been exercised by the Participant had he been living at the time of exercise, by the legal representatives of the Participant or by any person, persons or entity to whom his rights under the Option or Right shall have been transferred pursuant to the provisions of paragraph (h) of Section 14 of the Plan.  Such exercise shall not be limited to the shares as to which the right of purchase had accrued at the date of death of the Participant, but shall be subject to all applicable conditions and restrictions prescribed in the Plan and the Option or Right, including any installment provision.

(iv)  Acceleration and Extension of Exercisability.  The Committee may, in its discretion, provide (A) that a Stock Option or Stock Appreciation Right granted to a Participant may terminate at a date earlier than that set forth above; (B) that a Stock Option or Stock Appreciation Right granted to a participant not subject to Section 16 of the Exchange Act may terminate at a date later than that set forth above, provided such date shall not be beyond the date the option or right would have expired had it not been for the termination of the Participant’s employment.

(b)  Stock Awards and Performance Awards that are not designated as an Award to Covered Employee.  Unless otherwise determined by the Committee, if the employment of the Participant with the Company or a Subsidiary terminates by reason of Disability, death, Retirement or, in the sole discretion of the Committee, involuntary termination of employment without cause, any restrictions and provisions for forfeiture on such Participant’s outstanding Stock Awards shall automatically expire, any performance goals with respect to Performance Awards will be deemed to have been satisfied at the target level on the date the Committee determines that the performance goal has been met and the Participant will be entitled to a prorated award.  Such prorated award will be equal to the number of Stock Awards or other Stock Incentives that would have been awarded (in the case of Performance Awards, at the target level) multiplied by a fraction, the numerator of which shall equal the number of months such Participant was employed by the Company during the vesting or performance period, as applicable (fractional months shall be counted as full months) and the denominator of which shall equal the number of months in the vesting or performance period, as applicable. Unless the Committee determines otherwise, if the employment of the Participant with the Company or a Subsidiary terminates for any other reason, the portion of such award which is subject to performance goals or other vesting requirement on the effective date of such Participant’s termination of employment shall be immediately forfeited and canceled by the Company.

(c)  Performance Awards that are an Award to Covered Employee. Unless otherwise determined by the Committee, if the employment of the Participant with the Company or a Subsidiary terminates by reason of Disability or death, any performance goals with respect to Performance Awards will be deemed to have been satisfied at the target level on the date the Committee determines that the performance goal has been met and the Participant will be entitled to a prorated award.  Such prorated award will be equal to the number of Stock Awards or other Stock Incentives that would have been awarded at the target level multiplied by a fraction, the numerator of which shall equal the number of months such Participant was employed by the Company during the performance period (fractional months shall be counted as full months), and the denominator of which shall equal the number of months in the performance period. Unless the Committee determines otherwise, if the employment of the Participant with the Company or a Subsidiary terminates for any other reason, the portion of such award which is subject to performance goals on the effective date of such Participant’s termination of employment shall be immediately forfeited and canceled by the Company.

(d)  Termination for Cause.  Notwithstanding the other provisions hereof, a Stock Incentive granted to a Participant shall expire and the Participant shall thereupon forfeit all rights thereunder if the Participant is terminated for cause due to the misconduct of the Participant.  The Committee shall, in its sole discretion, determine whether a termination was for cause due to misconduct.

10.                               ADJUSTMENT PROVISIONS

(a)  Adjustments to Shares and Price.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Common Stock), recapitalization, stock split or reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation. dissolution or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of stock which may be delivered in connection with Stock Incentives granted thereafter; (ii) the number and kind of shares of stock by which annual per-person Stock Incentive limitations are measured under Section 4(d); (iii) the number and kind of shares of stock subject to or deliverable in respect of outstanding Stock Incentives; and (iv) the exercise price, grant price, purchase price or other terms (including performance goals) relating to any Stock Incentive or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 14(n)).The Committee may also determine that new Stock Incentives be substituted for any unexpired corresponding Stock Incentives then outstanding, such adjustments to be made in the case of outstanding Stock Options without an increase in the aggregate purchase price.  The decision of the Committee regarding any such adjustment or substitution shall be final, binding and conclusive.  If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.  The Company shall be obligated to, and therefore the Committee shall, provide for such equitable adjustments of outstanding Stock Incentives in order to preserve the positive intrinsic value of such Stock Incentives, unless in the circumstances the Participant would be able to realize such intrinsic value in the absence of an adjustment.

(b)  Other Adjustments.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Incentives (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring items or events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company or any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions, or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, Stock Appreciation Rights, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder; or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options, Stock Appreciation Rights or Performance Awards granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

The Committee may also unilaterally amend outstanding Stock Incentives to remove restrictions or otherwise change the terms of outstanding Stock Incentives to permit such incentives to be substituted for comparable incentives to be provided by any entity which assumes the obligations with respect to such outstanding Stock Incentives upon terms and conditions approved by the Board of Directors or Stockholders.

(c)  Committee Action Binding on all Persons.  The action of the Committee in approving any adjustment or change contemplated by this Section 10 shall be conclusively deemed to be equitable, appropriate, fair and/or comparable and shall be binding on all persons holding rights under the Plan.

11.                               CHANGE IN CONTROL; SALE OF SUBSIDIARY.

(a)  Change in Control.  Unless the Committee shall otherwise provide in the Award Agreement relating to a Stock Incentive granted under the Plan, upon the occurrence of a Change in Control:

(i)  Vesting of Stock Incentive.  Any Stock Incentive carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control; and

(ii)  Committee Power to Permit Cash Election.  The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Common Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Stock Incentives denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Stock Incentive, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Stock Incentive.  In addition, the Committee may provide that Options and Stock Appreciation Rights shall be subject to a mandatory cash-out in lieu of accelerated vesting.

(iii)  Stock Awards.  Any restrictions and provisions for forfeiture on all outstanding Stock Awards shall automatically expire and immediately lapse and all such awards shall be immediately and fully vested.

(iv)  Performance Awards.  Each Grantee of a Performance Award for a performance period that has not been completed at the time of the Change in Control shall be deemed to have earned a Performance Award as of the time of such Change in Control equal to such Participant’s target award opportunity for such Performance Award.

(b)  Definition of “Change in Control Price.”  The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share of Common Stock paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

(c)  Sale of Subsidiary. Unless the Committee shall otherwise provide in the Award Agreement relating to a Stock Incentive granted under the Plan, in the event that the Company sells or otherwise disposes of substantially all the assets of, or a majority interest in, a Subsidiary, then any and all Options and Stock Appreciation Rights granted under the Plan to employees of the affected Subsidiary shall be immediately exercisable in full, any restrictions and provisions for forfeiture on all outstanding Stock Awards held by employees of the affected Subsidiary shall automatically expire and immediately lapse and all such awards shall be immediately and fully vested, and each employee of the affected subsidiary who holds a Performance Award for a performance period that has not been completed at the time of the sale or other disposition shall be deemed to have earned a Performance Award as of the time of such sale or disposition equal to such Participant’s target award opportunity for such Performance Award.

(d)  Other Powers.  The Committee in its discretion and at any time may take such additional action as it deems appropriate to address the effect of a Change in Control or the sale or disposition of a Subsidiary on awards issued under this Plan. Without limitation, the Committee may determine that any Stock Options or Stock Appreciation Rights not exercised prior to a Change in Control or the sale or other disposition of a Subsidiary, or within such period of time thereafter (not to exceed 120 days) as the Committee shall determine, shall terminate.

12.                               TERM.

(a)  Effective Date.  The Plan shall become effective when approved by the holders of a majority of the shares of the Company’s Common Stock and by the holders of a majority of the shares of the Company’s Preferred Stock, present or represented and entitled to vote at a meeting duly held in accordance with applicable law.

(b)  Expiration Date.  No Stock Incentive shall be granted under the Plan after October 14, 2014.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Stock Incentive granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Stock Incentive or to waive any conditions or rights under any such Stock Incentive shall, continue after the authority for grant of new Stock Incentive hereunder has been exhausted.

13.                               ADMINISTRATION.

(a)  Committee.  The Plan shall be administered by the Committee which shall consist of not less than three directors of the Company designated by the Board of Directors; provided, however, that no director shall be designated as a member of the Committee unless such director shall at the time of designation be a Qualified Member.  At anytime that a member of the Committee is not a Qualified Member, any action of the Committee relating to a Stock Incentive intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

(b)  Delegation by the Board.  The Board of Directors, by adoption of the Plan, delegates to the Committee all of its authority under the Plan, including the authority to award Stock Incentives, but excluding the authority to amend or discontinue the Plan.

(c)  Authority of the Committee.

(i)  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (A) designate Participants; (B) determine the type or types of Stock Incentive to be granted to an eligible employee; (C) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Stock Incentives; (D) determine the terms and conditions of any Stock Incentive; (E) determine whether, to what extent, and under what circumstances Stock Incentives may be settled or exercised in cash, shares of Common Stock, other securities, other Stock Incentives or other property, or canceled, forfeited, or suspended; (F) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Stock Incentives, other property, and other amounts payable with respect to a Stock Incentive shall be deferred either automatically or at the election of the holder thereof or of the Committee; (G) interpret and administer the Plan and any instrument or agreement relating to, or Stock Incentive granted under, the Plan; (H) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (I) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(ii)  Unless prohibited by the Plan, the Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Stock Options or Stock Appreciation Right shall become exercisable in part or in full, (ii) all or a portion of the vesting period applicable to any outstanding Stock Award shall lapse, (iii) all or a portion of the performance period applicable to any outstanding Performance Award shall lapse, and (iv) the performance goals applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level.  Notwithstanding the foregoing, except as to Committee action in the event of the Participant’s death or Disability or a Change in Control or as provided in Section 10, no award designated as an Award to a Covered Employee may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to an award designated as an Award to a Covered Employee under this Plan, in any manner to waive the achievement of the applicable performance goal, or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause an award designated as an Award to a Covered Employee to cease to qualify for the exemption from the limitation on deductibility under Section 162(m) of the Code.  Notwithstanding that performance goals may be achieved, the Committee may determine, in its discretion, whether and the extent to which an award designated as an Award to a Covered Employee, as defined under Code Section 162(m), will be paid.

(d)  Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Stock Incentive shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Stock Incentive, any stockholder and any employee. The Committee’s determination under the Plan including, without limitation, determination of the persons to receive awards, the form, amount and type of awards, the terms and provisions of awards and the written material evidencing such awards, any amendments to the terms and provisions of any awards, and the granting or rejecting of applications for delivery of shares of Common Stock need not be uniform and may be made selectively among otherwise eligible persons whether or not such persons are similarly situated.

(e)  Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified, held harmless and protected by the Company with respect to any such action or determination.

(f)  Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Subsidiary, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Stock Incentives to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Stock Incentives held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

14.                               GENERAL PROVISIONS.

(a)  No Rights to Participation or Employment.  No person shall have any right to participation in this Plan. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or a Subsidiary or shall affect the right of the Company or of a Subsidiary to terminate the employment of any Participant with or without cause.

(b)  Restrictions on Shares.  Each Stock Incentive made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such Stock Incentive upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting, exercise or settlement of such Stock Incentive or the delivery of shares thereunder, such Stock Incentive shall not vest, be exercised or settled and such shares shall not be issued or delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  In addition, the Committee may condition the grant of a Stock Incentive on compliance with certain listing, registration or other qualifications applicable to the Stock Incentive under any law or any obligation to obtain the consent or approval of a governmental body.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any Stock Incentive made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.  The Company shall not be obligated by virtue of any terms and conditions of any Stock Incentive or any provisions of the Plan to recognize the exercise of a Stock Option or to sell or issue shares in violation of the Securities Act or the law of any government having jurisdiction thereof.  Any postponement or delay by the Company in recognizing the exercise of any Stock Option or in issuing any shares under a Stock Award or otherwise hereunder shall not extend the term of a Stock Option nor shorten the term of any restriction period or vesting period attached to any Stock Award or other award and neither the Company nor its directors or officers shall have any obligation or liability to the holder of a Stock Incentive or to any other person with respect to any shares as to which a Stock Option or other award shall lapse because of such postponement or as to which issuance under a Stock Award or other Stock Incentive was delayed.

(c)  No Rights as Stockholder.  Subject to the provisions of the applicable Stock Incentive, no Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Stock Incentive, except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

(d)  Grants of Awards to Future Employees.  The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be at the time of grant an Eligible Person, and, notwithstanding any other provision of the Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Committee takes action to implement such agreement or commitment, which date shall for the purpose of the Plan be the date of grant.

(e)  Implementation of Stock Incentives by Subsidiaries.  In the case of a grant of a Stock Incentive to any employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive.  Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee or on such later date as the Committee shall specify.

(f)  Withholding and Payment of Taxes.  The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or Subsidiary determines it is permitted or required to withhold in connection with any Stock Incentive.  Such provisions may include a requirement that all or part of the amount of such taxes be paid to the Company or Subsidiary, in cash, at the time of settlement and may permit the Company to withhold an amount of cash, if any, which would otherwise be payable to a Participant, including withholding from wages or other cash compensation or awards otherwise due to the Participant, under this Plan or otherwise, in the amount necessary to satisfy any such obligation.  In the discretion of the Committee such provisions may also permit the payment of such taxes by the Company through the withholding of shares of Common Stock to be issued under a Stock Incentive, either on a mandatory or elective basis, or the delivery of shares of Mature Stock owned by the Participant (either actual delivery or by attestation procedures established by the Company), in any such case having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with a Stock Incentive, not exceeding the Company’s minimum statutory withholding amount, based on the Company’s minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable income resulting from the Stock Incentive.  Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

(g)  Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with a Stock Incentive, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(h)  Non-transferability.  Except with the Committee’s prior approval, (i) no Stock Incentive and no rights under a Stock Incentive or under the Plan, contingent or otherwise, shall, by operation of law or otherwise, be transferable or assignable or subject to any encumbrance, pledge, hypothecation or charge of any nature, or to execution, attachment or other legal process, except that, in the event of the death of the Participant, the Participant’s rights under the Stock Incentive may pass, as provided by law, to the legal representatives of the Participant, and such legal representatives may transfer any rights in respect of such Stock Incentive to the person or persons or entity (including a trust) entitled thereto under the will of Participant, or in the case of intestacy, under the applicable laws relating to intestacy, and (ii) during the life of a Participant, the Stock Incentive shall be exercisable only by such Participant.

(i)  Other Compensation.  Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, profit-sharing, insurance, stock purchase, incentive compensation or bonus plan.

(j)  Place of Administration.  The place of administration of the Plan shall conclusively be deemed to be within the State of Kansas and the validity, construction, interpretation and administration of the Plan and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by and be determined exclusively and solely in accordance with, the laws of the State of Kansas.  Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or award made or purportedly made under or in connection therewith, must be commenced, shall be governed by the laws of the State of Kansas, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

(k)  Substitute Options.  Stock Incentives may be granted under the Plan from time to time in substitution for stock incentives held by employees of other corporations who are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary.  The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock incentives in substitution for which they are granted.

(l)  Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Common Stock pursuant to a Stock Incentive, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Common Stock, other Stock Incentives or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(m)  Payments in the Event of Forfeitures; Fractional Shares.  If so determined by the Committee, in the event of a forfeiture of a Stock Incentive with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Stock Incentive. Except as provided in the Plan, the Committee shall determine whether cash, other Stock Incentives or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(n)  Certain Limitations Relating to Accounting Treatment of Awards.  At any time that the Company is accounting for Stock Incentives under Accounting Principles Board Opinion 25 (“APB 25”), the Company intends that, with respect to such Stock Incentives, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if a Stock Incentive is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise.  Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or a Stock Incentive agreement would result, under APB 25, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Stock Incentives, if the Committee was not specifically aware of such accounting consequence at the time such Stock Incentive was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee.  This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.

(o)  Compliance with Code Section 162(m).  It is the intent of the Company that Options and Stock Appreciation Rights granted to Covered Employees and other Stock Incentives designated as “Awards to Covered Employees” subject to Section 8(b) shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c) and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. Because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award Agreement relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such award upon attainment of the applicable performance objectives.

(p)  Agreement.  The Committee may condition a Participant’s right (i) to exercise, vest or settle the award, and (ii) to receive delivery of shares, on the execution and delivery to the Company of the Award Agreement and the completion of other requirements, including, but not limited to, the execution of a non-compete and/or non-solicitation agreement by the recipient and delivery thereof to the Company.  Acceptance of, or receipt of the benefit of, a Stock Incentive shall be conclusively presumed to be assent by the holder to all of the terms and conditions of the Plan and of the Award Agreement, whether or not signed by the holder.

(q)  Termination of Employment or Service.  Unless otherwise determined by the Committee, a Participant employed by an entity that is a Subsidiary under this Plan shall be deemed to have terminated employment with or service to the Company for purposes of this Plan on the date that such entity ceases to be a Subsidiary hereunder.

(r)  Designation of Beneficiary.

(i)  If permitted by the Committee, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death.  To the extent an outstanding Stock Option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option to the extent permitted under local law.

(ii)  Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee.  The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

(iii)  If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Stock Option hereunder held by such Participant, to the extent exercisable, may be exercised by, and any Stock Award not yet delivered shall be delivered, exchanged, or paid to, such Participant’s legal representative.

15.                               AMENDMENT OR DISCONTINUANCE OF PLAN.

(a)  Amendment.  The Plan may be amended by the Board of Directors at any time, provided that without the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock and the affirmative vote of the holders of a majority of the Company’s Preferred Stock present or represented, and entitled to vote at a meeting duly held in accordance with applicable law, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in Section 4, (ii) amends the provisions of paragraph (a) of Section 13 with respect to eligibility of members of the Committee, (iii) permits any person who does not meet the eligibility requirements of the Plan to be granted a Stock Incentive, (iv) amends the provisions of Sections 5, 6, 7 or 8 to permit shares to be valued or to be optioned at less than 100% of Fair Market Value or to change the business criteria in Section 8 upon which Performance Awards are based, (v) amends Section 12 to extend the term of the Plan, or (vi) amends this Section 15.  Any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. Without the approval of stockholders, the Committee will not amend or replace previously granted Options or Stock Appreciation Rights in a transaction that constitutes it “repricing.”  For purposes of this plan, a “repricing” means: (1) amending the terms of an Option or Stock Appreciation Right after it is granted to lower its exercise price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or Stock Appreciation Right at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Stock Appreciation Right, Stock Award, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Stock Award or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.  Adjustments to awards under Section 10 will not be deemed “repricings,” however.

(b)  Discontinuance.  The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue the Plan at any time.

(c)  Consents.  No amendment or discontinuance of the Plan by the Board of Directors or the stockholders of the Company shall adversely affect, without the consent of the holder thereof, any Stock Incentive theretofore granted.